UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Av., 19th Floor New York, New York (Address of principal executive offices)	10022 (Zip Code)

(212) 257-5073
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Members of the executive team of Five Oaks Investment Corp. (NYSE: OAKS) (“Five Oaks” or “the Company”) will be presenting at the Barclays Global Financial Services Conference on Friday, September 18th, 2015 at the New York Hilton Midtown, New York, NY. The Five Oaks presentation is scheduled to begin at 9.00 a.m. ET. The presentation will be webcast and the associated presentation materials will be made available on the Company’s website at www.fiveoaksinvestment.com under the tab Investor Relations: Webcasts & Presentations.

Members of the Company’s executive team will also be presenting at the JMP Securities Financial Services and Real Estate Conference on Monday September 21, 2015 at the St. Regis Hotel, New York, NY. The Five Oaks presentation is scheduled to begin at 10.00 a.m, ET. The associated presentation materials will be available at 9.45 a.m. ET on the Company’s website at www.fiveoaksinvestment.com under the tab Investor Relations: Webcasts & Presentations.

The information disclosed under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

September 16, 2015	By:	/s/ David Oston
David Oston
Chief Financial Officer, Secretary and Treasurer